EXHIBIT 99.1

WTW Reports First Quarter 2026 Earnings

  Revenue1 increased 8% from prior year to $2.4 billion for the quarter
  Organic Revenue growth of 3% for the quarter
  Diluted Earnings per Share was $3.10 for the quarter, up 33% over prior year
  Adjusted Diluted Earnings per Share was $3.72 for the quarter, up 19% over prior year
  Operating Margin was 18.6% for the quarter, down 80 basis points from prior year
  Adjusted Operating Margin was 22.3% for the quarter, up 70 basis points from prior year

LONDON, April 30, 2026 (GLOBE NEWSWIRE) -- WTW (NASDAQ: WTW) (the “Company”), a leading global advisory, broking and solutions company, today announced financial results for the first quarter ended March 31, 2026.

“WTW delivered first quarter results that demonstrate our strong operating discipline and continued progress of our strategy,” said Carl Hess, WTW’s Chief Executive Officer. “Our ongoing focus on enhancing efficiency drove margin expansion and significant EPS growth, despite a more challenging global market that created near-term headwinds to organic growth. Our investments in talent, AI and innovation to accelerate performance continue driving client value, and we remain confident in delivering our full-year commitments.”

Consolidated Results

As reported, USD millions, except %

Key Metrics	Q1-26	Q1-25	Y/Y Change
Revenue[1]	$2,412	$2,223	Reported 8% | CC 4% | Organic 3%
Income from Operations	$448	$432	4%
Operating Margin %	18.6%	19.4%	(80) bps
Adjusted Operating Income	$537	$480	12%
Adjusted Operating Margin %	22.3%	21.6%	70 bps
Net Income	$303	$239	27%
Adjusted Net Income	$357	$316	13%
Diluted EPS	$3.10	$2.33	33%
Adjusted Diluted EPS	$3.72	$3.13	19%

[1]	The revenue amounts included in this release are presented on a U.S. GAAP basis except where stated otherwise. The segment discussion is on an organic basis.

Revenue was $2.41 billion for the first quarter of 2026, an increase of 8% compared to $2.22 billion for the same period in the prior year. Excluding the impact of foreign currency, revenue increased 4%. On an organic basis, revenue increased 3%. See Supplemental Segment Information for additional detail on book-of-business settlements and interest income included in revenue.

Net Income for the first quarter of 2026 was $303 million compared to $239 million in the prior-year first quarter. Adjusted EBITDA for the first quarter was $589 million, or 24.4% of revenue, an increase of 11%, compared to Adjusted EBITDA of $532 million, or 23.9% of revenue, in the prior-year first quarter. The U.S. GAAP tax rate for the first quarter was 18.6%, and the adjusted income tax rate for the first quarter used in calculating adjusted diluted earnings per share was 20.3%.

Cash Flow and Capital Allocation

Cash flows used in operating activities were $10 million for the quarter ended March 31, 2026, compared to cash flows used in operating activities of $35 million in the prior year. Free cash flow for the quarters ended March 31, 2026 and 2025 was $(65) million and $(86) million, respectively, an increase of $21 million. The increase was primarily due to operating margin expansion and the abatement of remaining Transformation program cash outflows (this program was completed in December 2024), offset by increased transaction and integration expenses in the current-year quarter as compared to the prior-year quarter. During the first quarter, the Company repurchased $300 million of WTW shares.

First Quarter 2026 Segment Highlights

Health, Wealth & Career (“HWC”)

As reported, USD millions, except %

Health, Wealth & Career	Q1-26	Q1-25	Y/Y Change
Total Revenue	$1,265	$1,165	Reported 9% | CC 5% | Organic 3%
Operating Income	$346	$311	11%
Operating Margin %	27.3%	26.7%	60 bps

The HWC segment had revenue of $1.27 billion in the first quarter of 2026, an increase of 9% (5% increase constant currency and organic growth of 3%) from $1.17 billion in the prior year. Health delivered organic revenue growth driven by strong performance across international markets driven by new business wins and renewals. Wealth generated organic revenue growth supported by higher levels of retirement work across all regions, alongside growth in the Investments business. Career organic revenue declined as clients deferred discretionary work amid geopolitical uncertainty in the Middle East. Career also saw clients delaying projects with a moderation in advisory-related demand in North America, partially offset by growth outside North America. Benefits Delivery & Outsourcing (BD&O) organic revenue declined modestly, as expanded projects and administration engagements in Outsourcing were offset by lower commissions in Individual Marketplace.

Operating margin in the HWC segment increased 60 basis points from the prior-year first quarter to 27.3%. The increase was primarily driven by improved operating leverage and expense discipline.

Risk & Broking (“R&B”)

As reported, USD millions, except %

Risk & Broking	Q1-26	Q1-25	Y/Y Change
Total Revenue	$1,116	$1,027	Reported 9% | CC 3% | Organic 2%
Operating Income	$252	$226	12%
Operating Margin %	22.6%	22.0%	60 bps

The R&B segment had revenue of $1.12 billion in the first quarter of 2026, an increase of 9% (3% increase constant currency and organic growth of 2%) from $1.03 billion in the prior year. Corporate Risk & Broking (CRB) had organic revenue growth driven by new business activity and strong client retention globally. Insurance Consulting and Technology (ICT) delivered organic revenue growth primarily from strong software sales in the Technology practice.

Operating margin in the R&B segment increased 60 basis points from the prior-year first quarter to 22.6%. The increase was primarily driven by the impact of foreign exchange.

Select 2026 Financial Considerations

Adjusted operating margin:

  Continued annual margin expansion at the enterprise level driven by:
    ~100 basis points of average annual margin expansion over the next 2 years in R&B
    Incremental annual margin expansion in HWC

Capital allocation:

  Expect share repurchases of $1.0B or greater, subject to market conditions and potential capital allocation to organic and inorganic investment opportunities

Willis Re joint venture:

  Expected to be a headwind on Adjusted Diluted EPS of ~$0.30
  The remaining equity investments in the interest in earnings of associates line are not expected to be material in 2026

Newfront acquisition:

  Expected to be ~$0.10 dilutive to Adjusted EPS in 2026
  Expected 2026 post-close revenue of ~$250M and an adjusted EBITDA margin of ~26%
  Newfront’s Total Rewards business segment (~42%) will be included in HWC and Newfront’s Business Insurance business segment (~58%) will be included in R&B

Free cash flow:

  Continual improvement in FCF margin primarily from operating margin expansion along with evolving our business mix

Foreign exchange:

  Expect an incremental foreign currency tailwind on Adjusted Diluted EPS of ~$0.10 for the remainder of 2026, resulting in a ~$0.35 tailwind for the full year 2026 at today's rates

The 2026 Financial Considerations above include Non-GAAP financial measures. We do not reconcile forward-looking Non-GAAP measures for reasons explained under "WTW Non-GAAP Measures" below.

Conference Call

The Company will host a conference call to discuss the financial results for the first quarter 2026, including an update on strategic priorities and artificial intelligence initiatives. It will be held on Thursday, April 30, 2026, beginning at 9:00 a.m. Eastern Time. A live, listen-only webcast of the conference call will be available on WTW’s website. Analysts and institutional investors may participate in the conference call’s question-and-answer session by registering in advance here. An online replay will be available at investors.wtwco.com shortly after the call concludes.

About WTW

At WTW (NASDAQ: WTW), we provide data-driven, insight-led solutions in the areas of people, risk and capital. Leveraging the global view and local expertise of our colleagues serving 140 countries and markets, we help organizations sharpen their strategy, enhance organizational resilience, motivate their workforce and maximize performance. Working shoulder to shoulder with our clients, we uncover opportunities for sustainable success—and provide perspective that moves you. Learn more at www.wtwco.com.

WTW Non-GAAP Measures

In order to assist readers of our consolidated financial statements in understanding the core operating results that WTW’s management uses to evaluate the business and for financial planning, we present the following non-GAAP measures: (1) Constant Currency Change, (2) Organic Change, (3) Adjusted Operating Income/Margin, (4) Adjusted EBITDA/Margin, (5) Adjusted Net Income, (6) Adjusted Diluted Earnings Per Share, (7) Adjusted Income Before Taxes, (8) Adjusted Income Taxes/Tax Rate, (9) Free Cash Flow and (10) Free Cash Flow Margin.

We believe that those measures are relevant and provide pertinent information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating performance, and in the case of free cash flow, our liquidity results.

Within the measures referred to as ‘adjusted’, we adjust for significant items which will not be settled in cash, or which we believe to be items that are not core to our current or future operations. Some of these items may not be applicable for the current quarter, however they may be part of our full-year results. Additionally, we have historically adjusted for certain items which are not described below, but for which we may adjust in a future period when applicable. Items applicable to the quarter or full year results, or the comparable periods, include the following:

  Transaction and integration expenses – Management believes it is appropriate to adjust for significant acquisition-related transaction and integration expenses including changes in significant estimated acquisition earnouts payable and acquisition-related compensation charges. We believe the adjustment is necessary to present how the Company is performing, both now and in the future when the incurrence of these costs will have concluded.
  Gains and losses on disposals of operations – Adjustment to remove the gains or losses resulting from disposed operations that have not been classified as discontinued operations.
  Net periodic pension and postretirement benefits – Adjustment to remove the recognition of net periodic pension and postretirement benefits (including pension settlements), other than service costs.

We evaluate our revenue on an as reported (U.S. GAAP), constant currency and organic basis. We believe presenting constant currency and organic information provides valuable supplemental information regarding our comparable results, consistent with how we evaluate our performance internally.

We consider Constant Currency Change, Organic Change, Adjusted Operating Income/Margin, Adjusted EBITDA/Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Income Before Taxes, Adjusted Income Taxes/Tax Rate and Free Cash Flow to be important financial measures, which are used to internally evaluate and assess our core operations and to benchmark our operating and liquidity results against our competitors. These non-GAAP measures are important in illustrating what our comparable operating and liquidity results would have been had we not incurred transaction-related and non-recurring items. Reconciliations of these measures are included in the accompanying tables with the following exception: The Company does not reconcile its forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as foreign currency impacts necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure, is available to the Company without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The Company provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Our non-GAAP measures and their accompanying definitions are presented as follows:

Constant Currency Change – Represents the year-over-year change in revenue excluding the impact of foreign currency fluctuations. To calculate this impact, the prior year local currency results are first translated using the current year monthly average exchange rates. The change is calculated by comparing the prior year revenue, translated at the current year monthly average exchange rates, to the current year as reported revenue, for the same period. We believe constant currency measures provide useful information to investors because they provide transparency to performance by excluding the effects that foreign currency exchange rate fluctuations have on period-over-period comparability given volatility in foreign currency exchange markets.

Organic Change – Excludes the impact of fluctuations in foreign currency exchange rates, as described above and the period-over-period impact of acquisitions and divestitures on current-year revenue. We believe that excluding transaction-related items from our U.S. GAAP financial measures provides useful supplemental information to our investors, and it is important in illustrating what our core operating results would have been had we not included these transaction-related items, since the nature, size and number of these transaction-related items can vary from period to period.

Adjusted Operating Income/Margin – Income from operations adjusted for amortization, transaction and integration and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results. Adjusted operating income margin is calculated by dividing adjusted operating income by revenue. We consider adjusted operating income/margin to be important financial measures, which are used internally to evaluate and assess our core operations and to benchmark our operating results against our competitors.

Adjusted EBITDA/Margin – Net Income adjusted for provision for income taxes, interest expense, depreciation and amortization, transaction and integration, gains and losses on disposals of operations, net periodic pension and postretirement benefits, and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results. Adjusted EBITDA Margin is calculated by dividing adjusted EBITDA by revenue. We consider adjusted EBITDA/margin to be important financial measures, which are used internally to evaluate and assess our core operations, to benchmark our operating results against our competitors and to evaluate and measure our performance-based compensation plans.

Adjusted Net Income – Net Income Attributable to WTW adjusted for amortization, transaction and integration, gains and losses on disposals of operations, net periodic pension and postretirement benefits, and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results and the related tax effect of those adjustments and the tax effects of significant adjustments. This measure is used solely for the purpose of calculating adjusted diluted earnings per share.

Adjusted Diluted Earnings Per Share – Adjusted Net Income divided by the weighted-average number of ordinary shares, diluted. Adjusted diluted earnings per share is used to internally evaluate and assess our core operations and to benchmark our operating results against our competitors.

Adjusted Income Before Taxes – Income from operations before income taxes and interest in earnings of associates adjusted for amortization, transaction and integration, gains and losses on disposals of operations, net periodic pension and postretirement benefits, and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results. Adjusted income before taxes is used solely for the purpose of calculating the adjusted income tax rate.

Adjusted Income Taxes/Tax Rate – Provision for income taxes adjusted for taxes on certain items of amortization, transaction and integration, gains and losses on disposals of operations, net periodic pension and postretirement benefits, the tax effects of significant adjustments and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results, divided by adjusted income before taxes. Adjusted income taxes is used solely for the purpose of calculating the adjusted income tax rate. Management believes that the adjusted income tax rate presents a rate that is more closely aligned to the rate that we would incur if not for the reduction of pre-tax income for the adjusted items and the tax effects of significant adjustments, which are not core to our current and future operations.

Free Cash Flow – Cash flows from operating activities less cash used to purchase fixed assets and software. Management believes that free cash flow presents the core operating performance and cash-generating capabilities of our business operations.

Free Cash Flow Margin – Free Cash Flow as a percentage of revenue, which represents how much of revenue would be realized on a cash basis. We consider this measure to be a meaningful metric for tracking cash conversion on a year-over-year basis due to the non-cash nature of our pension income, which is included in our GAAP and Non-GAAP earnings metrics presented herein.

These non-GAAP measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP measures should be considered in addition to, and not as a substitute for, the information contained within our condensed consolidated financial statements.

WTW Forward-Looking Statements

This document contains ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as: our outlook; the potential impact of natural or man-made disasters like health pandemics and other world health crises; the impact of macroeconomic trends, including inflation, changes in interest rates, trade policies and other geopolitical risks; future capital expenditures; ongoing working capital efforts; future share repurchases; financial results (including our revenue, costs or margins) and the impact of changes to tax laws on our financial results; existing and evolving business strategies; our indebtedness; our ability to execute strategic transactions, including both acquisitions and dispositions, including our ability to receive adequate consideration or any earnout proceeds in return for any dispositions or integrate or manage acquired businesses (such as our recent acquisition of Newfront and our planned acquisition of Cushon); demand for our services and competitive strengths; strategic goals; the benefits of new initiatives; growth of our business and operations; the sustained health of our product, service, transaction, client, and talent assessment and management pipelines; our ability to successfully manage ongoing leadership, organizational and technology changes, including investments in improving systems and processes; our cybersecurity and privacy processes; our ability to protect our intellectual property; our application of artificial intelligence technologies throughout our business; our compliance with laws and regulations; our ability to implement and realize anticipated benefits of any cost-savings initiatives generated from our completed multi-year operational transformation program or other expense savings initiatives; our recognition of future impairment charges; and plans and references to future performance, including our future financial and operating results, short-term and long-term financial goals, plans, objectives, expectations and intentions, including with respect to free cash flow generation, adjusted net revenue, adjusted operating margin and adjusted earnings per share, are forward-looking statements. Also, when we use words such as ‘may’, ‘will’, ‘would’, ‘anticipate’, ‘believe’, ‘estimate’, ‘expect’, ‘intend’, ‘plan’, ‘continues’, ‘seek’, ‘target’, ‘goal’, ‘focus’, ‘probably’, or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including the following: our ability to successfully establish, execute and achieve our global business strategy as it evolves; our ability to fully realize the anticipated benefits of our growth strategy, including inorganic growth through acquisitions; our ability to achieve our short-term and long-term financial goals, such as with respect to our cash flow generation, and the timing with respect to such achievement; the risks related to changes in general economic conditions, business and political conditions, changes in the financial markets, inflation, credit availability, increased interest rates, changes in trade policies, increased tariffs and retaliatory actions; the risks to our short-term and long-term financial goals from any of the risks or uncertainties set forth herein; the risks relating to the adverse impacts of macroeconomic trends, including those relating to changes in trade policies and tariffs, as well as political events, war, such as the Russia-Ukraine war and conflict in the Middle East, and other international disputes, terrorism, natural disasters, public health issues and other business interruptions on the global economy and capital markets, such as uncertainty in the global markets, inflation, changes in interest rates and recessionary trends, changes in spending by government agencies and contractors, which could have a material adverse effect on our business, financial condition, results of operations and long-term goals; our ability to successfully hedge against fluctuations in foreign currency rates; the risks relating to the adverse impacts of natural or man-made disasters such as health pandemics and other world health crises on the demand for our products and services, our cash flows and our business operations; material interruptions to or loss of our information processing capabilities, or failure to effectively maintain and upgrade our information technology resources and systems; the insufficiency of client data protection, potential breaches of information systems or insufficient safeguards against cybersecurity breaches or incidents; our ability to comply with complex and evolving regulations related to data privacy, cybersecurity and artificial intelligence; significant competition that we face and the potential for loss of market share and/or profitability; the impact of seasonality and differences in timing of renewals and non-recurring revenue increases from disposals and book-of-business sales; the risk of increased liability or new legal claims arising from our new and existing products and services, and expectations, intentions and outcomes relating to outstanding litigation; the risk of substantial negative outcomes on existing or potential future litigation or investigation matters; changes in the regulatory environment in which we operate, including, among other risks, the impacts of pending competition law and regulatory investigations; various claims, government inquiries or investigations or the potential for regulatory action; our ability to make divestitures or acquisitions, including our ability to integrate or manage acquired businesses or carve-out businesses to be disposed, as well as our ability to identify and successfully execute on opportunities for strategic collaboration; our ability to integrate direct-to-consumer sales and marketing solutions with our existing offerings and solutions; our ability to successfully manage ongoing organizational changes, including as a result of our investments in improving systems and processes, and in connection with our acquisition and divestiture activities; disasters or business continuity problems; our ability to successfully enhance our billing, collection and other working capital efforts, and thereby increase our free cash flow; our ability to properly identify and manage conflicts of interest; reputational damage, including from association with third parties; reliance on third-party service providers and suppliers; risks relating to changes in our management structures and in senior leadership; the loss of key employees or a large number of employees and rehiring rates; our ability to maintain our corporate culture; doing business internationally, including the impact of global trade policies and retaliatory considerations as well as foreign currency exchange rates; compliance with extensive government regulation; the risk of sanctions imposed by governments, or changes to associated sanction regulations and related counter-sanctions; our ability to effectively apply artificial technology and other technology, data and analytics solutions, including for internal operations, maintaining industry standards, meeting client preferences and gaining competitive advantage, among other things; changes and developments in the insurance industry or the U.S. healthcare system, including those related to Medicare, and any other changes and developments in legal, regulatory, economic, business or operational conditions that could impact our businesses; the inability to protect our intellectual property rights, or the potential infringement upon the intellectual property rights of others; fluctuations in our pension assets and liabilities and related changes in pension income, including as a result of, related to, or derived from movements in the interest rate environment, investment returns, inflation, or changes in other assumptions that are used to estimate our benefit obligations and their effect on adjusted earnings per share; our capital structure, including indebtedness amounts, the limitations imposed by the covenants in the documents governing such indebtedness and the maintenance of the financial and disclosure controls and procedures of each; our ability to obtain financing on favorable terms or at all; adverse changes in our credit ratings; the impact of recent or potential changes to U.S. or foreign laws, and the enactment of additional, or the revision of existing, state, federal, and/or foreign laws and regulations, recent judicial decisions and development of case law, other regulations and any policy changes and legislative actions, including those that may impose additional excise taxes or impact our effective tax rate; U.S. federal income tax consequences to U.S. persons owning at least 10% of our shares; changes in accounting principles, estimates or assumptions; our recognition of future impairment charges; risks relating to or arising from environmental, social and governance (‘ESG’) practices; fluctuation in revenue against our relatively fixed or higher-than-expected expenses; the risk that investment levels across our portfolio increase, which can amplify the impact of market downturns; the laws of Ireland being different from the laws of the U.S. and potentially affording less protections to the holders of our securities; and our holding company structure potentially preventing us from being able to receive dividends or other distributions in needed amounts from our subsidiaries.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information, please see Part I, Item 1A in our Annual Report on Form 10-K, and our subsequent filings with the SEC. Copies are available online at http://www.sec.gov or www.wtwco.com.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. With regard to these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

Contact

INVESTORS
Claudia De La Hoz | Claudia.Delahoz@wtwco.com

WTW Supplemental Segment Information (In millions of U.S. dollars) (Unaudited)
REVENUE
				Components of Revenue Change(i)
				Less:		Less:
	Three Months Ended March 31,		As Reported	Currency	Constant Currency	Acquisitions/	Organic
	2026	2025	% Change	Impact	Change	Divestitures	Change

Health, Wealth & Career
Revenue excluding interest income	$1,257	$1,158	9%	4%	5%	2%	3%
Interest income	8	7
Total	1,265	1,165	9%	4%	5%	2%	3%

Risk & Broking
Revenue excluding interest income	$1,091	$1,005	9%	6%	3%	1%	2%
Interest income	25	22
Total	1,116	1,027	9%	6%	3%	1%	2%

Segment Revenue	$2,381	$2,192	9%	5%	4%	1%	3%
Corporate, reimbursable expenses and other	24	21
Interest income	7	10
Revenue	$2,412	$2,223	8%	5%	4%	1%	3%(ii)

(i)	Components of revenue change may not add due to rounding.
(ii)	Interest income did not contribute to organic change for the three months ended March 31, 2026.

BOOK-OF-BUSINESS SETTLEMENTS AND INTEREST INCOME

	Three Months Ended March 31,
	HWC		R&B		Corporate		Total
	2026	2025	2026	2025	2026	2025	2026	2025
Book-of-business settlements	$1	$2	$7	$—	$—	$—	$8	$2
Interest income	8	7	25	22	7	10	40	39
Total	$9	$9	$32	$22	$7	$10	$48	$41

SEGMENT OPERATING INCOME (i)

	Three Months Ended March 31,
	2026	2025

Health, Wealth & Career	$346	$311
Risk & Broking	252	226
Segment Operating Income	$598	$537

(i)	Segment operating income excludes certain costs, including amortization of intangibles, transaction and integration expenses, and to the extent that the actual expense based upon which allocations are made differs from the forecast/budget amount, a reconciling item will be created between internally-allocated expenses and the actual expenses reported for U.S. GAAP purposes.

SEGMENT OPERATING MARGINS

	Three Months Ended March 31,
	2026	2025
Health, Wealth & Career	27.3%	26.7%
Risk & Broking	22.6%	22.0%

RECONCILIATION OF SEGMENT OPERATING INCOME TO INCOME FROM OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES

	Three Months Ended March 31,
	2026	2025

Segment Operating Income	$598	$537
Amortization	(48)	(48)
Transaction and integration expenses(i)	(41)	—
Unallocated, net(ii)	(61)	(57)
Income from Operations	448	432
Interest expense	(77)	(65)
Other income/(loss), net	5	(64)
Income from operations before income taxes and interest in earnings of associates	$376	$303

(i) Primarily includes share-based compensation and other transaction-related costs attributable to our Newfront acquisition.
(ii) Includes certain costs, primarily related to corporate functions which are not directly related to the segments, and certain differences between budgeted expenses determined at the beginning of the year and actual expenses that we report for U.S. GAAP purposes.

WTW
Reconciliations of Non-GAAP Measures
(In millions of U.S. dollars, except per share data)
(Unaudited)

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WTW TO ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended March 31,
	2026	2025

Net income attributable to WTW	$297	$235
Adjusted for certain items:
Amortization	48	48
Transaction and integration expenses	41	—
Net periodic pension and postretirement benefits	(6)	75
Gain on disposal of operations	—	(14)
Tax effect on certain items listed above(i)	(23)	(28)
Adjusted Net Income	$357	$316

Weighted-average ordinary shares, diluted	96	101

Diluted Earnings Per Share	$3.10	$2.33
Adjusted for certain items:(ii)
Amortization	0.50	0.48
Transaction and integration expenses	0.43	—
Net periodic pension and postretirement benefits	(0.06)	0.74
Gain on disposal of operations	—	(0.14)
Tax effect on certain items listed above(i)	(0.24)	(0.28)
Adjusted Diluted Earnings Per Share(ii)	$3.72	$3.13

(i) The tax effect was calculated using an effective tax rate for each item.
(ii) Per share values and totals may differ due to rounding.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended March 31,
	2026		2025

Net income	$303	12.6%	$239	10.8%
Provision for income taxes	70		65
Interest expense	77		65
Depreciation	56		54
Amortization	48		48
Transaction and integration expenses	41		—
Net periodic pension and postretirement benefits	(6)		75
Gain on disposal of operations	—		(14)
Adjusted EBITDA and Adjusted EBITDA Margin	$589	24.4%	$532	23.9%

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED OPERATING INCOME

	Three Months Ended March 31,
	2026		2025

Income from operations and Operating margin	$448	18.6%	$432	19.4%
Adjusted for certain items:
Amortization	48		48
Transaction and integration expenses	41		—
Adjusted operating income and Adjusted operating income margin	$537	22.3%	$480	21.6%

RECONCILIATION OF GAAP INCOME TAXES/TAX RATE TO ADJUSTED INCOME TAXES/TAX RATE

	Three Months Ended March 31,
	2026	2025

Income from operations before income taxes and interest in earnings of associates	$376	$303

Adjusted for certain items:
Amortization	48	48
Transaction and integration expenses	41	—
Net periodic pension and postretirement benefits	(6)	75
Gain on disposal of operations	—	(14)
Adjusted income before taxes	$459	$412

Provision for income taxes	$70	$65
Tax effect on certain items listed above(i)	23	28
Adjusted income taxes	$93	$93

U.S. GAAP tax rate	18.6%	21.5%
Adjusted income tax rate	20.3%	22.7%

(i) The tax effect was calculated using an effective tax rate for each item.

RECONCILIATION OF CASH FLOWS USED IN OPERATING ACTIVITIES TO FREE CASH FLOW

	Three Months Ended March 31,
	2026	2025

Cash flows used in operating activities	$(10)	$(35)
Less: Additions to fixed assets and software	(55)	(51)
Free Cash Flow	$(65)	$(86)

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY Condensed Consolidated Statements of Income (In millions of U.S. dollars, except per share data) (Unaudited)
	Three Months Ended March 31,
	2026	2025
Revenue	$2,412	$2,223

Costs of providing services
Salaries and benefits	1,434	1,324
Other operating expenses	385	365
Depreciation	56	54
Amortization	48	48
Transaction and integration expenses	41	—
Total costs of providing services	1,964	1,791

Income from operations	448	432

Interest expense	(77)	(65)
Other income/(loss), net	5	(64)

INCOME FROM OPERATIONS BEFORE INCOME TAXES AND INTEREST IN EARNINGS OF ASSOCIATES	376	303

Provision for income taxes	(70)	(65)

INCOME FROM OPERATIONS BEFORE INTEREST IN EARNINGS OF ASSOCIATES	306	238

Interest in earnings of associates, net of tax	(3)	1

NET INCOME	303	239

Income attributable to non-controlling interests	(6)	(4)

NET INCOME ATTRIBUTABLE TO WTW	$297	$235

EARNINGS PER SHARE
Basic earnings per share	$3.12	$2.34
Diluted earnings per share	$3.10	$2.33

Weighted-average ordinary shares, basic	95	100
Weighted-average ordinary shares, diluted	96	101

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY Condensed Consolidated Balance Sheets (In millions of U.S. dollars, except share data) (Unaudited)
	March 31,	December 31,
	2026	2025
ASSETS
Cash and cash equivalents	$1,855	$3,132
Fiduciary assets	10,981	10,445
Accounts receivable, net	2,648	2,702
Prepaid and other current assets	601	595
Total current assets	16,085	16,874
Fixed assets, net	671	695
Goodwill	9,662	8,938
Other intangible assets, net	1,275	1,141
Right-of-use assets	499	487
Pension benefits assets	541	529
Other non-current assets	904	866
Total non-current assets	13,552	12,656
TOTAL ASSETS	$29,637	$29,530
LIABILITIES AND EQUITY
Fiduciary liabilities	$10,981	$10,445
Deferred revenue and accrued expenses	1,543	2,087
Current debt	—	550
Current lease liabilities	117	125
Other current liabilities	906	797
Total current liabilities	13,547	14,004
Long-term debt	6,304	5,756
Liability for pension benefits	630	660
Provision for liabilities	361	340
Long-term lease liabilities	485	472
Other non-current liabilities	251	246
Total non-current liabilities	8,031	7,474
TOTAL LIABILITIES	21,578	21,478
COMMITMENTS AND CONTINGENCIES
EQUITY(i)
Additional paid-in capital	11,239	11,106
Accumulated deficit	(392)	(296)
Accumulated other comprehensive loss, net of tax	(2,870)	(2,834)
Total WTW shareholders' equity	7,977	7,976
Non-controlling interests	82	76
Total Equity	8,059	8,052
TOTAL LIABILITIES AND EQUITY	$29,637	$29,530

__________________

(i)	Equity includes (a) Ordinary shares $0.000304635 nominal value; Authorized 1,510,003,775; Issued 94,277,914 (2026) and 95,079,835 (2025); Outstanding 94,277,914 (2026) and 95,079,835 (2025) and (b) Preference shares, $0.000115 nominal value; Authorized 1,000,000,000 and Issued none in 2026 and 2025.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY Condensed Consolidated Statements of Cash Flows (In millions of U.S. dollars) (Unaudited)
	Three Months Ended March 31,
	2026	2025
CASH FLOWS USED IN OPERATING ACTIVITIES
NET INCOME	$303	$239
Adjustments to reconcile net income to total net cash from operating activities:
Depreciation	56	54
Amortization	48	48
Non-cash lease expense	25	25
Net periodic cost of defined benefit pension plans	6	88
Provision for doubtful receivables from clients	6	5
Benefit from deferred income taxes	(30)	(23)
Share-based compensation	42	37
Gain on disposal of operations	—	(14)
Non-cash foreign exchange (gain)/loss	(14)	9
Other, net	18	9
Changes in operating assets and liabilities, net of effects from purchase of subsidiaries:
Accounts receivable	75	162
Other assets	(51)	1
Other liabilities	(517)	(691)
Provisions	23	16
Net cash used in operating activities	(10)	(35)

CASH FLOWS USED IN INVESTING ACTIVITIES
Additions to fixed assets and software	(55)	(51)
Acquisitions of operations, net of cash acquired	(792)	(1)
Contributions to investments in associates	(9)	(1)
Net sales/(purchases) of available-for-sale securities	16	(31)
Net cash used in investing activities	(840)	(84)

CASH FLOWS (USED IN)/FROM FINANCING ACTIVITIES
Borrowing of other debt	550	—
Debt issuance costs	(4)	—
Repayments of debt	(551)	(1)
Repurchase of shares	(300)	(200)
Net proceeds from fiduciary funds held for clients	192	315
Cash paid for employee taxes on withholding shares	(2)	(2)
Dividends paid	(88)	(88)
Net cash (used in)/from financing activities	(203)	24

DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(1,053)	(95)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(29)	80
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD(i)	6,487	4,998
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD(i)	$5,405	$4,983

__________________

(i)	The amounts of cash, cash equivalents and restricted cash, their respective classification on the condensed consolidated balance sheets, as well as their respective portions of the increase or decrease in cash, cash equivalents and restricted cash for each of the periods presented have been included in the Supplemental Disclosure of Cash Flow Information section.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
(In millions of U.S. dollars)

	Three Months Ended March 31,
	2026	2025

Supplemental disclosures of cash flow information:
Cash and cash equivalents	$1,855	$1,507
Fiduciary funds (included in fiduciary assets)	3,550	3,476
Total cash, cash equivalents and restricted cash	$5,405	$4,983

Decrease in cash, cash equivalents and other restricted cash	$(1,260)	$(411)
Increase in fiduciary funds	207	316
Total(i)	$(1,053)	$(95)

(i)	Does not include the effect of exchange rate changes on cash, cash equivalents and restricted cash.